Exhibit 10.2

NOTE AND WARRANT PURCHASE AGREEMENT

BETWEEN

GLOBAL REALTY DEVELOPMENT CORP., a Delaware Corp.

AND

PURCHASERS

As of July [   ], 2007

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), is dated as of July __, 2007, by and among Global Realty Development Corp., a Delaware corporation (the “Company”), and the Purchasers identified on the signature page hereto (each a “Purchaser” and collectively “Purchasers”).

R E C I T A L S

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”, collectively the “Offering Exemption”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell (the “Loan”) to the Purchasers, as provided herein, and the Purchasers, in the aggregate, shall purchase on a “best-efforts” no minimum basis, up to $6,000,000 in Offering Units, consisting of 12% Senior Promissory Notes (the “Notes”) and the Initial Warrants and Additional Warrant described below (the “Offering Units”).  The Notes shall be due and payable one hundred and eighty (180) days from the date of issuance (the “Original Maturity Date”) unless extended by the Company for up to an additional one hundred and eighty (180) days (the “Extended Maturity Date”).  The Notes shall be in the form attached hereto as Exhibit A.  Warrants to purchase an aggregate of up to 24,000,000 shares of common stock (“Common Stock”) of the Company (consisting of the Initial Warrants and the Additional Warrant, as defined below) will be issued by the Company if the full $6,000,000 Loan is completed.  The Initial Warrants are being issued on the basis of warrants to purchase three (3) shares of Common Stock for every $1.00 of Notes issued by the Company (the “Initial Warrants”).  In addition to the Initial Warrants, each Offering Unit includes an additional warrant (the “Additional Warrant”) to purchase one (1) share of Common Stock for every $1.00 of Notes issued by the Company.  The Additional Warrant is identical in all terms to the Initial Warrants (together, the “Warrants”), except that the Additional Warrant is contingent upon the occurrence of certain events and, in the absence of such events, will never become exercisable or delivered to the Purchasers.  The Warrants shall be in the form attached hereto as Exhibit B.  The shares underlying the Warrants shall have certain rights to registration as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).  Management shall enter into an agreement restricting sale of shares of Common Stock in the form attached hereto as Exhibit D (the “Lock Up Agreement”).  The Company shall grant a continuing security interest in certain Beach Boys memorabilia pursuant to a Pledge and Security Agreement in the form attached hereto as Exhibit E (the “Security Agreement”).  In connection with the Security Agreement, the Purchasers shall appoint a Collateral Agent pursuant to a Collateral Agent Agreement in the form attached hereto as Exhibit F (the “Collateral Agent Agreement”).  The Additional Warrants shall be escrowed with an escrow agent which shall be Richardson & Patel LLP (the “Escrow Agent”) pursuant to an escrow agreement between the Escrow Agent, the Company and the Purchasers (the “Escrow Agreement”) in the form attached hereto as Exhibit G.  This Agreement, the Notes, the Warrants, the Registration Rights Agreement the Lock Up Agreement, the Security Agreement, the Collateral Agent Agreement, and the Escrow Agreeement are referred to herein as the “Transaction Documents.”  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Transaction Documents.  The Notes, Warrants, and Warrant Shares are collectively referred to herein as the “Securities;” and

WHEREAS, pursuant to the Term Sheet dated [February 15, 2007], Halpern Capital (“HC”) shall act as selling agent for the Offering Units and (i) receive a warrant to purchase shares of Common Stock of the Company equal to 7% of the Warrant Shares underlying the Initial Warrants included in the Offering Units issued in connection with the Loan up to an aggregate of 1,260,000 shares of Common Stock if the entire Loan is completed (the “Initial Broker Warrant”); (ii) subject to removal of the contingencies and delivery of the Additional Warrant to Purchasers hereunder, receive a warrant to purchase shares of Common Stock of the Company equal to 7% of the Warrant Shares underlying the Additional Warrant up to an aggregate of 420,000 shares of Common Stock if the entire Loan is completed (the “Additional Broker Warrant”);  (iii) receive a cash fee equal to 7% of the principal amount of Notes; (iii) receive a cash fee at the time of exercise equal to 7% of the exercise price of the Warrants, payable upon exercise of such Warrants; and (iv) be reimbursed its reasonable out-of-pocket expenses including legal fees and disbursements not to exceed $15,000.  Upon closing of this offering, HC shall serve as financial advisor to the Company for a period of 12 months at a cost of $15,000 per month.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1.           Purchase and Sale of Notes and Warrants.  Upon the terms and subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Company agrees to sell and each Purchaser hereby irrevocably agrees to purchase the full amount of Offering Units designated on the signature page hereto executed by each Purchaser for the Purchase Price (as defined below) indicated on the signature page hereto.  The Purchase Price for the Offering Units purchased by each Purchaser shall equal the aggregate principal amount of the Notes being purchased by such Purchaser (the “Purchase Price”) .

2.           Escrow Arrangements; Form of Payment.  Upon the execution of this Agreement, each Purchaser agrees to make the deliveries required of such Purchaser as set forth in this Agreement and the Company agrees to make the deliveries required of the Company as set forth in this Agreement.  Each Purchaser shall send the subscription (“the Subscription Amount”) either by wire transfer or by check in accordance with the following instructions:

-- Wire Funds	Wire the funds to Global Realty Development Corp. to the following account:

	Tel:	______________________
	Aba No.:	______________________
	Acct. No.:	______________________
	Acct. Name:	______________________

-- Check	Make your check payable to “GLOBAL REALTY DEVELOPMENT CORP.” (Put Account No. _______________ on check)

3.           Securities.

(a)           Notes.  The Company is offering up to $6,000,000 principal amount of senior promissory Notes.  Interest on the Notes shall accrue at the rate of 12% per annum and be payable in cash monthly.  The Maturity Date of the Notes shall be one hundred and eighty (180) days from the date of issuance unless extended by the Company for up to an additional one hundred and eighty (180) days.  In the event the Company extends the Maturity Date, interest on the Notes shall accrue at the rate of 16% per annum from the original Maturity Date until paid.

(b)           Warrant Exercise Period and Price.  Each Warrant may be exercised to purchase three (3) shares of Common Stock (“Warrant Shares”) for every $1.00 of Notes issued at an Exercise Price per Warrant Share equal to $0.45 per share.  The Warrants shall be exercisable commencing upon issuance for a five (5) year period following the date of this Agreement.

4.           Closing; Closing Conditions

4.1           Closing.  There shall be one (1) or more closings (the “Closing”) of the purchase and sale of the Offering Units.  The Purchasers shall purchase, severally and not jointly, and the Company shall sell and issue, in the aggregate, up to $6,000,000 principal amount of the Offering Units.  Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, such principal amount of Notes equal to such Purchaser’s Purchase Price.  The Closing will be deemed to occur at the offices of Richardson & Patel LLP, Murdock Plaza, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024,  Attn: Addison Adams, Esq., or such other time and/or location as the parties shall mutually agree when (A) this Agreement and the other Transaction Documents (as defined in the recitals above) have been executed and delivered by the Company and, to the extent applicable, by each Purchaser, (B) each of the conditions to the Closing described in Section 4.2 and Section 4.3 hereof has been satisfied or waived by the Company or each Purchaser, as appropriate, and (C) each Purchaser shall have delivered the Purchase Price payable by it to the Company by wire transfer of immediately available funds against physical delivery of duly executed certificates representing the Notes and Warrants being purchased by such Purchaser.  The date on which the Closing occurs is referred to herein as the “Closing Date”.

4.2           Closing Conditions.  Each Purchaser’s obligations to effect the Closing, including without limitation its obligation to purchase the Notes and Warrants at the Closing, are conditioned upon the fulfillment (or waiver by such Purchaser in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonably efforts to cause each of such conditions to be satisfied:

(a)           At Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i)           a copy of this Agreement and the Registration Rights Agreement duly executed by the Company;

(ii)           a Note, duly executed by the Company, evidencing a principal amount equal to such Purchaser’s Purchase Price at Closing registered in the name of such Purchaser;

(iii)           an Initial Warrant, each duly executed by the Company, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to three (3) shares of Common Stock for every $1.00 of the Purchaser’s Purchase Price;

(iv)           an Additional Warrant, each duly executed by the Company, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to one (1) share of Common Stock for every $1.00 of the Purchaser’s Purchaser Price, which such Additional Warrant shall be delivered to the Escrow Agent, and not to the Purchaser; and

(v)           a Lock Up Agreement, duly executed by management of the Company.

(b)           the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date);

(c)           the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement or the other Transaction Documents that are required to be complied with or performed by the Company on or before such date;

(d)           the Common Stock shall be quoted on the OTC Bulletin Board maintained by the NASD or any National Securities Exchange and from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission and, at any time prior to Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(e)           the Company shall have authorized and reserved for issuance not less than the sum of one hundred percent (100%) of the number of Warrant Shares issuable upon exercise of all of the Warrants issuable at the Closing, without regard to any limitation on such conversion or exercise that may otherwise exist;

(f)           there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Agreements.

4.3           Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with each Purchaser are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)           At Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement and the Registration Rights Agreement, duly executed by such Purchaser;

(ii)           such Purchaser’s Subscription Amount by wire transfer or check to escrow pursuant to the attached wiring instructions provided to the Purchasers by the Company; and

(iii)           an executed and properly completed copy of the appropriate Confidential Purchaser Questionnaire containing information reasonably acceptable to the Company.

(b)           the representations and warranties of such Purchaser set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date);

(c)           such Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by such Purchaser on or before the Closing Date; and

(d)           there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents.

5.           Purchaser’s Representations and Warranties.  Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing, to and agrees with the Company as to such Purchaser and no other Purchaser that:

(a)           Information on Company.   The Purchaser has been furnished, prior to the Closing Date of this Agreement, with information regarding the business, operations and financial condition of the Company, including without limitation, the Company’s Form 10-KSB for the year ended December 31, 2006, as amended, and filed with the Securities and Exchange Commission (the “Commission”) together with all filed Forms 10-QSB, 8-K, and any amendments thereto, filed subsequent to the Form 10-KSB, including any exhibits filed with such Forms 10-QSB, and/or 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”).  In addition, the Purchaser has received such other information concerning the Company’s operations, financial condition and other matters as the Purchaser has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities.  The Company has, prior to the Closing Date hereof, granted to such Purchaser the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities hereunder, and based thereon believes it can make an informed decision with respect to its investment in the Securities.  Neither such information nor any other investigation conducted by such Purchaser or its representatives shall modify, amend or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(b)           Accredited Investor.  The Purchaser is, and will be at the time of the Closing, an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”); is experienced in investments and business matters, has made investments of a speculative nature; understands that an investment in the Securities involves a high degree of risk, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

(c)           Purchase of Notes and Warrants.  At Closing, the Purchaser will purchase the Notes and Warrants as principal for its own account for investment only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Securities, except pursuant to sales that are registered under, or are exempt from the registration requirements of, the Securities Act; provided, however, that, in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

(d)           Compliance with Securities Act.  The Purchaser understands and agrees that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(e)           Note Legend.  Such Purchaser understands that the certificates representing the Notes may bear at issuance the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL REALTY DEVELOPMENT CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)           Warrants Legend.  Such Purchaser understands that the certificates representing the Warrants may bear at issuance the following or similar legend:

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL REALTY DEVELOPMENT CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Purchaser by the Company.  At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)           Organization; Authority.  If an entity, such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(i)           Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Purchaser and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Purchaser has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Purchaser relating hereto.

(j)           Correctness of Representations.  Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Section 5 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.  Each Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Purchaser otherwise notifies the Company prior to the Closing, shall be true and correct as of Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three (3) years.

(k)           No Tax or Legal Advice.  Such Purchaser understands that nothing in this Agreement, any other agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.  Circular 230 Disclosure:  Pursuant to U.S. Treasury Department Regulations, we are required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this Agreement, is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

6.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Purchaser as follows and acknowledges that such Purchaser is relying on the representations, acknowledgments and agreements made by the Company in this Article 6 and elsewhere in this Agreement in making investing, trading and other decisions concerning the Company’s securities:

(a)           Due Incorporation.  The Company is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and each Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)           Outstanding Stock.  All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.  As of July 30, 2007, there were 94,512,410 shares of $0.001 par value Common Stock outstanding and approximately 107,652,410 shares on a fully diluted basis.  All outstanding shares of capital stock of the Company have been validly issued, fully paid and nonassessable and free and clear of all Liens.  All outstanding shares of capital stock of the Company were issued, sold and delivered in full compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable.

(c)           Due Execution; Enforceability.  This Agreement and the Notes, Warrants and Registration Rights Agreement and such other agreements entered into in connection with the Offering constituting the Transaction Documents, have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and under all other Transaction Documents entered into by the Company relating hereto.

(d)           Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, including without limitation its obligations to issue and sell the Notes and Warrants and to issue the Warrant Shares upon exercise of the Warrants.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other Transaction Documents has been taken.  No further consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the American Stock Exchange, the NASD, Inc., Nasdaq, the OTC Bulletin Board nor the Company’s Shareholders or Board of Directors is required for execution of or full performance under this Agreement and the other Transaction Document (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), other than if then listed on Nasdaq fifteen (15) days prior notification to Nasdaq of the Closing and the Company filing a listing application with Nasdaq and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other Transaction Documents.  The Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents are in the best interests of the Company.

(e)           No Violation or Conflict.  Neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or gives to others any rights of termination, amendment, acceleration or cancellation under (A) the articles of incorporation, charter or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company, its subsidiaries or any of its affiliates.

(f)          The Securities.  The Notes, Warrants and Warrant Shares upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           assuming the accuracy of each Purchaser’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws;

(iii)           have been, or will be, duly and validly authorized and on the date of issuance, and upon exercise of the Warrants, the shares of Common Stock issuable thereunder will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Purchaser complies with the prospectus delivery requirements of the 1933 Act and any state securities laws);

(iv)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(v)           will not subject the holders thereof to personal liability by reason of being such holders.

(g)           Litigation.  Except as disclosed in the Reports, there is not pending against the Company or any Subsidiary, nor, to the best knowledge of the Company, there are no actions, suits, proceeding inquiries, notices of violation, or investigations threatened against the Company or any Subsidiary by or before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, its subsidiaries, or any of its affiliates, which litigation or proceeding, if adversely determined could have a Material Adverse Effect on the Company.  The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental authority which has had or would reasonably be expected to have a Material Adverse Effect.

(h)           Reporting Company.  The Company is subject to reporting obligations pursuant to Sections 15(d) and 13 of the 1934 Act and has a class of common stock, par value $.01, registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding two years, and has no outstanding SEC comments. Each Report, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and has no outstanding SEC comments which render the existing reports deficient.  All documents required to be filed as exhibits to the Reports have been filed as required.

(i)           No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)           Information Concerning Company; Financial Statements.  The Reports since December 31, 2006, contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since the date of the financial statements included in the Reports, there has been no Material Adverse Effect in the Company’s business, financial condition or affairs not disclosed in the Reports.  The Reports since December 31, 2006 do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.  The Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission.  The Company has not altered its method of accounting or any policies or practices related thereto.  The Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.

(k)           SEC Action; Stop Transfers.  There has not been, and to the Company’s best knowledge there has not been, there is not pending or contemplated, any investigation by the Commission involving the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.  The Securities, when issued, will be restricted securities.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws.  Except as described in this Agreement, the Company will not issue any stop transfer or other order impeding the sale, resale or delivery of the Securities unless contemporaneous notice of such instruction is given to the Purchaser.

(l)           Defaults; Permits.  The Company is not in violation of its Articles of Incorporation or ByLaws.  The Company is not (i) in default (including the occurrence of any event that with the passage of time will become a default) under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.  The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

(m)           No Integration or General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.  The Company or any of its affiliates will not take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, unless otherwise advised by Nasdaq or the Commission.  Neither the Company nor its Affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(n)           Listing.  The Company’s common stock is listed for trading on the OTC Bulletin Board (“OTCBB”) maintained by the NASD.  Except for prior notices which, as of the date hereof, have been satisfied and as provided for in Section 11(b) below, the Company has not received any oral or written notice that its common stock will be delisted from the OTCBB nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued listing of its common stock on the OTCBB.  The Company has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the Company’s reporting obligation under the Exchange Act or the removal of the Common Stock from the OTCBB.

(o)           No Undisclosed Liabilities.  The Company has no liabilities, debt or other obligations which are material, individually or in the aggregate, since December 31, 2006, which are not disclosed in the Reports and/or Other Written Information (and in which case have been publicly announced), other than (i) those incurred in the ordinary course of the Company’s businesses since December 31, 2006 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company’s financial condition.

(p)           No Undisclosed Events or Circumstances.  Since December 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that may have a Material Adverse Effect or, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Capitalization.  The capitalization of the Company, since December 31, 2006 and as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding and the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans is disclosed in the Reports.

(r)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects.  The foregoing representations and warranties shall survive until one (1) year after the Closing Date.

(s)           Title to Assets.  Except as disclosed in the Reports, the Company has good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary, taken as a whole, and good and marketable title in all personal property owned by them that is material to the business of the Company and such Subsidiary, taken as a whole, in each case free and clear of all liens, charges, security interests, encumbrances, rights of first refusal, or other restrictions (collectively “Liens”) except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company is held by the Company under valid, subsisting and enforceable leases with which the Company and each Subsidiary is in material compliance.

 (u)           Disclosure.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

 (w)           Intellectual Property.

(i)           The Company and/or its Subsidiaries own, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses).  All works that are used or incorporated into the Company’s or its Subsidiaries’ services, products or services or products actively under development and which is proprietary to the Company or its Subsidiaries was developed by or for the Company or its Subsidiaries by the current or former employees, consultants or independent contractors of the Company or its Subsidiaries or purchased by the Company or its Subsidiaries and are owned by the Company or its Subsidiaries, free and clear of claims and rights of any other Person.

(ii)  The business of the Company and its Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and its Subsidiaries do not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties.  Neither the Company nor any of its Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or its Subsidiaries, as the case may be, and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).  No claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice or other written claim from any Person  asserting that any of the Company’s or its Subsidiaries’ present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any of its Subsidiaries under any Intellectual Property Rights.

 (iii)           All unexpired and in force licenses or other agreements under which the Company or any of its Subsidiaries is granted Intellectual Property (excluding licenses to use “off-the-shelf” software utilized in the Company’s or its Subsidiaries’ internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto.  The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.  All unexpired licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or its Subsidiaries thereunder and, to the Company’s knowledge, there is no material default by any other party thereto.

(iv)           Each of the Company and its Subsidiaries have taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or its Subsidiaries which has not been patented or copyrighted.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries is making unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company or any of its Subsidiaries.  Current and former employees, independent contractors or consultants of the Company and its Subsidiaries have executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company or its Subsidiaries (as the case may be), and neither the Company nor any of its Subsidiaries has received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.  Without limiting the foregoing: (i) the Company and each of its Subsidiaries have taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or its Subsidiaries) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property.  The consummation of the transactions contemplated by this Agreement and the other Transaction Agreements will not materially alter or impair, individually or in the aggregate, any of such rights of the Company or its Subsidiaries.

(x)           Foreign Corrupt Practices.  Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, since December 31, 2006, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(y)           Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees (or between any of its Subsidiaries and such Subsidiary’s employees).  No employees of the Company belong to any union or collective bargaining unit.  The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

(z)           Environment.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has any current liability under any Environmental Law, nor, to the knowledge of the Company, do any factors exist that are reasonably likely to give rise to any such liability that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(aa)           Investment Company Status.  The Company is not, and immediately after receipt of the Purchase Price for the Securities issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(bb)           Taxes.  Except as disclosed in Schedule 6(bb), the Company and each of its Subsidiaries (i) have prepared in good faith all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) have paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has any liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Reports.  No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

(cc)          Solvency.  (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company's existing Debt as such Debt matures or is otherwise payable; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted taking into account the current and projected capital requirements of the business conducted by the Company and projected capital availability; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive upon liquidation of its assets, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is required to be paid.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

(dd)          Transactions with Interested Person.   Except for Peter Voss, no officer, director or employee of the Company or any of its Subsidiaries is or has taken any steps to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(ee)          No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement or the Transaction Agreements except as expressly set forth therein.

7.           Regulation D Offering.  This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants, and resale of the Warrant Shares.

8.           Reissuance of Securities.  The Company agrees to reissue certificates representing the Warrant Shares without the legends set forth in Sections 5(e) and 5(f) above at such time as (a) the holder thereof is permitted to and disposes of the Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Shares and the Warrant Shares are registered under the 1933 Act.  The Company agrees to cooperate with each Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Purchaser and selling broker, if any.

9.           Broker’s Compensation.

The Company agrees to indemnify the Purchaser against and hold it harmless from any and all liabilities to any persons claiming brokerage commissions on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that other than Halpern Capital there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement.

10.           Covenants of the Company.  The Company covenants and agrees with the Purchasers that from the Closing Date until two (2) years from the Closing Date or such later date as is expressly set forth below, as follows:

(a)          Stop Orders.  The Company will advise the Purchasers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)          Listing; Bluesky.  If applicable, the Company shall use its reasonable best efforts to promptly secure the listing of the Warrant Shares upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing so long as any Securities are outstanding.  The Company shall use its reasonable best efforts to maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.  The Company will provide the Purchasers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to Purchaser.

(d)           Reporting Requirements.  The Company will (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts.  Until the earlier of the resale of the Warrant Shares by each Purchaser or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(e)           Use of Proceeds.  The Purchase Price will be used by the Company as disclosed in Schedule 10(e).

(f)           Reservation of Common Stock.  The Company undertakes to reserve from its authorized but unissued common stock, at all times that Warrants remain outstanding, a number of common shares equal to the amount of shares of Common Stock issuable upon exercise of the Warrants.

(g)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each subsidiary is engaged.  Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.   The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)           Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)           Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Good Standing; Stockholder Information. The Company and its Subsidiaries will maintain its corporate existence in good standing and provide each Purchaser with copies of all materials sent to its stockholders, in each such case at the same time as such materials are delivered to such stockholders.

(l)           Properties; Operations.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.  The Company will further comply with all agreements, documents and instruments binding on it or affecting its business, including, without limitation, all material contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.   The Company shall maintain in full force and effect all rights and licenses necessary to conduct its business and to use Intellectual Property owned or possessed by it that is reasonably necessary to the conduct of its business.  The Company shall refrain from taking any action or entering into any arrangement which in any way materially and adversely affects the provisions of this Agreement or any other Transaction Document.

(m)           Confidentiality.  The Company agrees that it will not disclose publicly or privately the identity of the Purchasers unless expressly agreed to in writing by a Purchaser or only to the extent required by law; provided, however, the Purchasers consent to being named in the 8-K filed by the Company in connection with the sale of the Securities.

(n)           Transactions with Affiliates.  Any transaction or arrangement between the Company or any of its Subsidiaries and any Affiliate or employee of the Company or any of its Subsidiaries shall be effected only on an arms’ length basis and shall be approved by the Board of Directors, including a majority of the Company’s directors not having an interest in such transaction.  Purchasers acknowledge that the sale of 100,000,000 shares of Common Stock to Peter Voss, or his affiliated investment entity, for $25,000,000 shall not be deemed a violation of this section.

11.           Indemnification of Purchasers.   The Company will indemnify and hold each Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach by such Purchaser of its representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing and to control any settlement of the claim; provided, however, that the Company will not settle any claim unless it first obtains the consent of the relevant Purchaser Parties, which consent shall not be unreasonably withheld if such settlement (i) does not require the Purchaser Parties to make any payment that is not indemnified under this Agreement, (ii) does not impose any non-financial obligations on the Purchaser Parties and (iii) does not require an acknowledgment of wrongdoing on the part of the Purchaser Parties.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed  (it being agreed that it shall not be unreasonable for the Company to withhold or delay such consent if the Company (x) has acknowledged in writing its obligation to indemnify such Purchaser Party with respect to such matter, (y) the Company has assumed and is actively and in good faith pursuing the defense of such matter as herein provided, and (z) provided to such Purchaser Party reasonably acceptable evidence that the Company is able to comply with its indemnification obligations hereunder); or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s wrongful actions or omissions, or gross negligence or to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents.

12.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by hand delivery, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation generated by the transmitting facsimile machine, or confirmation of email delivery, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: Global Realty Development Corp., 11555 Heron Bay Boulevard, Suite 200, Coral Springs, Florida 33076; telecopier number: 954-603-0522, with a copy by fax only to: Richardson & Patel LLP, Murdock Plaza, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, fax number: 310-208-1154, Attn: Addison Adams, and (ii) if to the Purchasers, to: the address and telecopier number indicated on the signature page hereto.

(b)           Entire Agreement; Amendment; Waivers; Assignment.  This Agreement and other Transaction Documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Purchaser or Purchasers holding a majority of the Notes, with respect to amendments affecting the Notes, or a majority of the Warrants with respect to amendments affecting the Warrants, or a majority of the Warrant Shares with respect to amendments affecting the Warrant Shares. No provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought, unless such waiver is approved by a majority of the holders entitled to amend such provision as set forth above.  Any waver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Neither the Company nor the Purchasers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party; however, each Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of Notes or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Purchaser” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

(c)           Execution.  This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to this Section 12(e) hereof, each of the Company and Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court of the State of Florida, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Fees and Expenses.  Each Purchaser and the Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents.

(g)           Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

(h)           Independent Nature of Purchaser’s Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any Purchasers as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that any Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Agreements, individually, and shall not be required to join any other Purchaser as an additional party in any proceeding for such purpose.

                      (i)           Limited Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of a Purchaser rising directly or indirectly, under any Transaction Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle or any other Affiliate of such Purchaser or any investor, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

13.           Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in Florida are authorized or permitted by law to close.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 60 days; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Senior Securities” means (i) any Debt issued or assumed by the Company and (ii) any securities of the Company which by their terms have a preference over the Notes in respect of payment of dividends, redemption or distribution upon liquidation.

“Subsidiary” or “Subsidiaries” means, with respect to the Company, TFM Group, LLC, a Delaware limited liability company, MJD Films, Inc., a Delaware corporation, and SMS Text Media, Inc. a Nevada corporation.  “Subsidiary” or “Subsidiaries” as used herein or in any of the Transaction Documents expressly does not include any other subsidiaries of the Company, including, without limitation, (i) Australian Agricultural and Property Management Limited,  (ii) No. 2 Holdings Pty. Ltd., (iii)  Victorian Land Development Pty. Ltd, and (iv) Ausland Properties Pty Ltd.  As used herein, the lower-case term “subsidiary” or “subsidiaries”, refers to any and all subsidiaries of the Company, without limitation, whether currently in existence or created after the date herein.

[Signatures Page Follows]

SIGNATURE PAGE TO THE NOTE AND WARRANT PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Note and Warrant Purchase Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GLOBAL REALTY DEVELOPMENT CORP.
A Delaware corporation

By:	/s/
Name: Robert Kohn
Title: Chief Executive Officer

Dated: July [ ], 2007

PURCHASER	PURCHASE PRICE	WARRANTS

________________________________________ (Signature) Name and Address

EXHIBIT A

FORM OF 12% SENIOR PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

LOCK UP AGREEMENT

EXHIBIT E

PLEDGE AND SECURITY AGREEMENT

EXHIBIT F

COLLATERAL AGENT AGREEMENTEXHIBIT G

ESCROW AGREEMENT

Schedule 6 (bb)

State of Delaware Division of Corporations Franchise Tax	[ $57,000 ]

Schedule 10 (e)

Debt Funding – Use Of Proceeds Schedule

Re: Halpern Fees
       Escrowed Funds
       MJD Films
       TFM Group – (Loan)
       SMS Text Media, Inc. – Acquisition
       Global – (Fees)

1st  $1,000,000.00

1.	$70,000.00 – Halpern Capital Escrowed Fees = 12% per annum x 6 Months*
2.	$50,000.00 – MJD Films
3.	$300,000.00 – TFM Group (Loan)
4.	$530,000.00 – SMS Text Media, Inc. (Acquisition)
5.	$50,000.00 – Global

2nd  $1,000,000.00

1.	$70,000.00 – Halpern Capital Escrowed Fees = 12% per annum x 6 Months
2.	$300,000.00 – TFM Group (Loan)
3.	$580,000.00 – SMS Text Media Inc. (Acquisition)
4.	$10,000.00 –MJD Films
5.	$40,000.00 - Global

3rd  $1,000,000.00

1.	$70,000.00 – Halpern Capital Escrowed Fees plus interest at 12% per annum (not included in total)
2.	$100,000.00 – TFM Group (Loan)
3.	$780,000.00 – SMS Text Media, Inc. (Acquisition )
4.	$10,000.00 – MJD Films
5.	$40,000.00 – Global

4th  $1,000,000.00

1.	$70,000.00 – Halpern Capital Fees = 7% x $1,000,000.00
2.	$60,000.00 – Escrowed Fees = 12% per annum x 6 Months
3.	$100,000.00 – TFM Group (Loan)
4.	$400,000.00 – SMS Text Media, Inc. (Acquisition)
5.	$370,000.00 – Global

5th  $1,000,000.00

1.	$70,000.00 – Halpern Capital Fees = 7% x $1,000,000.00
2.	$250,000.00 – TFM Group (Loan)
3.	$50,000.00 – MJD Films
4.	$420,000.00 – SMS Text Media, Inc. (Acquisition)
5.	$210,000.00 – Global

6th  $1,000,000.00

1.	$70,000.00 – Halpern Capital Fees = 7% x $1,000,000.00
2.	$250,000.00 – TFM Group (Loan)
3.	$290,000.00 – SMS Text Media , Inc .
4.	$290,000.00 – Global
5.	$100,000.00 – MJD Films

Totals:

1.	$420,000.00 – Halpern Capital Fees (excluding any earned interest)
2.	$220,000.00 – MJD Films
3.	$1,300,000.00 – TFM Group (Loan)
4.	$3,000,000.00 – SMS Text Media, Inc. (Acquisition)
5.	$1,060,000.00 – Global (Fees)
$6,000,000.00

*Note: Halpern Capital will permit the Company to escrow its fees on this transaction and pay them once Halpern Capital raises three million dollars ($3,000,000). All warrants then due to Halpern Capital will also be issued at this time. Following the initial $3,000,000 raised, fees will be paid to Halpern Capital within 5 business days of the Company’s receipt of funds. For convenience, Halpern Capital may permit the company to issue warrants fees less frequently to consolidate documentation.  For any reason, should the total raised by Halpern Capital be less than three million dollars ($3,000,000) and Halpern Capital, in its sole discretion, decides that further funds can not be raised, Halpern Capital may demand full payment of all fees due to it, and the escrow agent shall pay such fees within 5 business days. Fees held by the escrow agent shall accrue interest at 12% per annum. At any time prior to its receipt of the cash portion of its fees, Halpern Capital shall have the right to convert such cash fees into Offering Units, effective the date the fees were earned.